UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 20, 2015

VOLT INFORMATION SCIENCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	001-9232	13-5658129
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1065 Avenue of the Americas, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

(212) 704-2400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Volt Information Sciences, Inc. (the “Company”) has entered into an amendment  dated February 20, 2015, extending its $45 million Short-Term Credit Facility for an additional year to March 31, 2016. The amendment adds the ability for collateral to be held in certain foreign currencies (Euro, British Pounds Sterling, and Canadian Dollars) making it more useful in natural hedging against non-United States Dollar denominated liability positions, and removes in its entirety the covenant limiting restricted payments such as stock repurchases to the greater of $5M or 50% of prior year net consolidated income. The Short-Term Credit Facility continues to be cash collateralized.

The foregoing summary of the amendment is qualified in its entirety by reference to the full text, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.1(a), and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

4.1(a)	Sixth Amendment, dated as of February 20, 2015, to the Credit Agreement, dated as of February 28, 2008.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.

Date: February 20, 2015	By:	/s/ James Whitney Mayhew
James Whitney Mayhew, Senior Vice
President and Chief Financial Officer

EXHIBIT INDEX
Exhibit
Number

4.1(a)	Sixth Amendment, dated as of February 20, 2015, to the Credit Agreement, dated as of February 28, 2008.